[SCHWABE WILLIAMSON & WYATT P.C. LETTERHEAD]

Portland Brewing Company
2730 NW 31st Ave.
Portland, OR  97210

Ladies and Gentlemen:

         You have requested that we render an opinion as counsel to Portland Brewing Company, an Oregon corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, relating to the registration of an additional 236,500 shares ("Shares") of the common stock of the Company issuable under the Company's Incentive Stock Option Plan, as amended (the "Plan").

         We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, the Company's By-laws, as amended, the Registration Statement, the Plan, and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary to render this opinion. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, records and certificates we reviewed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Plan and applicable Plan documents (including upon payment of the option exercise price to the Company), will be legally issued, fully paid and nonassessable.

         We express no opinion as to matters of law in jurisdictions other than the State of Oregon and the federal law of the United States. We specifically express no opinion relating to the tax consequences of the Plan or the Shares.


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April 28, 2000
Page 2


         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ Schwabe, Williamson & Wyatt, P.C.

                                           Schwabe, Williamson & Wyatt, P.C.